Exhibit 8.2

WATSON FARLEY

&

WILLIAMS

ATHENS   BANGKOK   DUBAI   FRANKFURT   HAMBURG   HONG KONG   LONDON

MADRID   MILAN   MUNICH   NEW YORK   PARIS   ROME   SINGAPORE

KNOT Offshore Partners LP 2 Queen’s Cross, Aberdeen Aberdeenshire AB15 4YB United Kingdom

Our reference: BERD2/28422.50004/80358180v5

June 2, 2015

Registration Statement on Form F-3 – Exhibit 8.2 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), and various of its subsidiaries and affiliates, in connection with the issuance and sale by the Partnership of common units pursuant to the Partnership’s Registration Statement on Form F-3 (No. 333-195976) (the “Registration Statement”), the preliminary prospectus supplement dated May 27, 2015 (the “Preliminary Prospectus”) to the base prospectus dated May 28, 2014 and the prospectus supplement dated May 28, 2015 (the “Prospectus”) to the base prospectus dated May 28, 2014.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement;

(ii)	the Preliminary Prospectus;

(iii)	the Prospectus; and

(iv)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Partnership, KNOT Offshore Partners GP LLC and other affiliates of the Partnership as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original

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WATSON FARLEY

&

WILLIAMS

documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Preliminary Prospectus and Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Considerations—Marshall Islands Tax Consequences” and that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Partnership included under such captions, as to which we express no opinion).

We consent to the discussion of this opinion in the Registration Statement and Prospectus, the filing of this opinion as an exhibit to a Report on Form 6-K of the Partnership and to the references to our firm in the Registration Statement, the Preliminary Prospectus and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP